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                                                                  Exhibit 23.6


                      [LETTERHEAD OF SALOMON BROTHERS INC]


                         CONSENT OF SALOMON BROTHERS INC

    We hereby consent to the use of our opinion letter dated March 9, 1997 to the Board of Directors of Greenwich Air Services, Inc. ("Greenwich"), included as Annex III to the Proxy Statement/Prospectus of Greenwich which forms part of the Registration Statement dated as of the date hereof on Form S-4 relating to the proposed merger of Greenwich with and into GB Merger Corp., a wholly-owned subsidiary of General Electric Company, and to the references to such opinion therein.

    In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

July 7, 1997